NEWS RELEASE

Exhibit 99.1

AbCellera Reports Q2 2022 Business Results

08/09/2022

●	Total revenue of $46 million, compared to $28 million in Q2 2021
●	Four program starts in the quarter bringing cumulative total to 88, up 47% from Q2 2021
●	Net loss of ($0.02) per share on a basic and diluted basis compared to ($0.01) (basic and diluted) per share in Q2 2021

VANCOUVER, British Columbia, August 9, 2022 -- AbCellera (Nasdaq: ABCL), a technology company with a centralized operating system for next-generation antibody discovery, today announced financial results for the second quarter of 2022. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

“We have further strengthened our balance sheet as we execute on our strategy, extending our competitive advantage in antibody discovery and creating value through partnerships,” said Carl Hansen, Ph.D., CEO and President of AbCellera. “We continue to invest in technology development, including advancements in our CD3 bispecific platform for creating optimal T-cell-engager therapies for cancer, which we believe will create significant value for patients, our partners, and our shareholders.”

Q2 2022 Business Summary

●	Earned $46 million in total revenue.
●	Incurred net loss of $7 million, compared to a net loss of $2 million in Q2 2021.
●	Added six programs under contract with two new partners, resulting in a cumulative total of 164 programs under contract with 38 different partners.
●	Started discovery on four programs, bringing the cumulative number of program starts to 88.
●	Continuing to report six molecules cumulatively advanced to the clinic.

Key Business Metrics

Cumulative Metrics	June 30, 2021	June 30, 2022	Change %
Number of discovery partners	33	38	15%
Programs under contract	138	164	19%
Program starts	60	88	47%
Molecules in the clinic	4	6	50%

AbCellera added six discovery programs in Q2 to reach a cumulative total of 164 discovery programs as of June 30, 2022 (up from 138 on June 30, 2021), that are either completed, in progress, or under contract with 38 different partners (up from 33 on June 30, 2021). AbCellera started discovery on an additional four programs in Q2 to reach a cumulative total of 88 program starts (up from 60 on June 30, 2021). AbCellera’s partners have advanced a cumulative total of six molecules into the clinic.

Discussion of Q2 2022 Financial Results

●

Revenue – Total revenue was $45.9 million, compared to $27.6 million in Q2 2021. Royalties associated with bebtelovimab were $33.2 million. The partnership business produced research fees of $12.5 million, compared to $5.2 million in Q2 2021. Licensing revenue was $0.1 million.

●

Research & Development (R&D) Expenses – R&D expenses were $26.7 million, compared to $15.0 million in Q2 2021, reflecting continuing investments in the capacity and capabilities of AbCellera’s discovery and development platform.

●	Sales & Marketing (S&M) Expenses – S&M expenses were $3.1 million, compared to $1.3 million in Q2 2021.
●	General & Administrative (G&A) Expenses – G&A expenses were $14.4 million, compared to $11.2 million in Q2 2021, with the increase driven by investments to support the growth of the company.
●	Net Loss – Net loss was $6.8 million, or ($0.02) per share on both a basic and diluted basis compared to a net loss of $2.3 million, or ($0.01) per share on a basic and diluted basis in Q2 2021.
●	Liquidity – $1,022 million of cash, cash equivalents, and marketable securities.

Conference Call and Webcast

AbCellera will host a conference call and live webcast to discuss these results today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

The live webcast of the earnings conference call can be accessed on the Events and Presentations section of AbCellera’s Investor Relations website. A replay of the webcast will be available through the same link following the conference call.

About AbCellera Biologics Inc.

AbCellera is a technology company that searches, decodes, and analyzes natural immune systems to find antibodies that its partners can develop into drugs to prevent and treat disease. AbCellera partners with drug developers of all sizes, from large pharmaceutical to small biotechnology companies, empowering them to move quickly, reduce costs, and tackle the toughest problems in drug development. For more information, please visit www.abcellera.com.

Definition of Key Business Metrics

We regularly review the following key business metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections, and make strategic decisions. We believe that the following metrics are important to understand our current business. These metrics may change or may be substituted for additional or different metrics as our business develops. For example, as our business matures and to the extent programs are discontinued, we anticipate updating these metrics to reflect such changes.

Number of discovery partners represents the unique number of partners with whom we have executed partnership contracts. We view this metric as an indication of the competitiveness of our technology stack and our current level of market penetration. The metric also relates to our opportunities to secure programs under contract.

Programs under contract represent the number of antibody development programs that are under contract for delivery of discovery research activities. A program under contract is counted when a contract is executed with a partner under which we commit to discover antibodies against one selected target. A target is any relevant antigen for which a partner seeks our support in developing binding antibodies. We view this metric as an indication of commercial success and technological competitiveness. It further relates to revenue from technology access fees. The cumulative number of programs under contract with downstream participation is related to our ability to generate future revenue from milestone payments and royalties.

Program starts represent the number of unique programs under contract for which we have commenced the discovery effort. The discovery effort commences on the later of (i) the day on which we receive sufficient reagents to start discovery of antibodies against a target and (ii) the day on which the kick-off meeting for the program is held. We view this metric as an indication of our operational capacity to execute on programs under contract. It is also an indication of the selection and initiation of discovery projects by our partners and the resulting near-term potential to earn research fees. Cumulatively, program starts with downstream participation indicate our total opportunities to earn downstream revenue from milestone fees and royalties in the mid- to long-term.

Molecules in the clinic represent the count of unique molecules for which an Investigational New Drug, or IND, New Animal Drug, or equivalent under other regulatory regimes, application has been approved based on an antibody that was discovered either by us or by a partner using licensed AbCellera technology. Where the date of such application approval is not known to us, the date of the first public announcement of a clinical trial will be used for the purpose of this metric. We view this metric as an indication of our near- and mid-term potential revenue from milestone fees and potential royalty payments in the long term.

AbCellera Forward-looking Statements

This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts, and other matters regarding our business strategies, use of capital, results of operations and financial position, and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Source: AbCellera Biologics Inc.

Inquiries

Media: Jessica Yingling, Ph.D.; media@abcellera.com, +1(236) 521-6774
Business Development: Murray McCutcheon; bd@abcellera.com, +1(604) 559-9005
Investor Relations: Melanie Solomon; ir@abcellera.com, +1(778) 729-9116

AbCellera Biologics Inc.
Condensed Consolidated Statements of Income (Loss) and
Comprehensive Income (Loss)
(All figures in U.S. dollars. Amounts are expressed in thousands except share and per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2021	2022	2021	2022
Revenue:
Research fees	$5,215	$12,538	$9,201	$21,871
Licensing revenue	263	147	20,522	377
Milestone payments	1,000	-	8,000	-
Royalty revenue	21,165	33,232	192,661	340,249
Total revenue	27,643	45,917	230,384	362,497
Operating expenses:
Royalty fees	3,610	5,210	23,622	49,847
Research and development(1)	15,046	26,685	27,403	53,052
Sales and marketing(1)	1,295	3,120	3,869	5,490
General and administrative(1)	11,203	14,412	17,688	28,680
Depreciation and amortization	3,522	4,886	6,827	8,875
Total operating expenses	34,676	54,313	79,409	145,944
Income (loss) from operations	(7,033)	(8,396)	150,975	216,553
Other (income) expense
Other (income) expense	(314)	25	(645)	(641)
Grants and incentives	(4,646)	(1,535)	(7,794)	(6,730)
Total other (income)	(4,960)	(1,510)	(8,439)	(7,371)
Net earnings (loss) before income tax	(2,073)	(6,886)	159,414	223,924
Income tax (recovery) expense	250	(101)	44,516	62,136
Net earnings (loss)	$(2,323)	$(6,785)	$114,898	$161,788
Foreign currency translation adjustment	2,152	(211)	2,152	296
Comprehensive income (loss)	$(171)	$(6,996)	$117,050	$162,084

Net earnings (loss) per share attributable to common shareholders
Basic	$(0.01)	$(0.02)	$0.42	$0.57
Diluted	$(0.01)	$(0.02)	$0.36	$0.52
Weighted-average common shares outstanding
Basic	272,196,107	284,686,542	270,953,541	284,292,312
Diluted	272,196,107	284,686,542	321,555,443	313,361,183

(1)	Exclusive of depreciation and amortization

AbCellera Biologics Inc.
Condensed Consolidated Balance Sheet
(All figures in U.S. dollars. Amounts are expressed in thousands except share data)
(Unaudited)

	December 31, 2021	June 30, 2022
Assets
Current assets:
Cash and cash equivalents	$476,142	$790,615
Marketable securities	246,835	231,652
Total cash, cash equivalents, and marketable securities	722,977	1,022,267
Accounts and accrued receivable	160,576	52,797
Restricted cash	25,000	25,000
Other current assets	21,247	43,891
Total current assets	929,800	1,143,955
Long-term assets:
Property and equipment, net	111,616	149,178
Intangible assets, net	148,392	143,179
Goodwill	47,806	47,806
Investments in and loans to equity accounted investees	50,313	65,824
Other long-term assets	30,642	43,842
Total long-term assets	388,769	449,829
Total assets	$1,318,569	$1,593,784
Liabilities and shareholders' equity
Current liabilities:
Accounts payable and other liabilities	$32,017	$24,390
Current portion of contingent consideration payable	22,934	34,252
Income taxes payable	35,683	107,322
Accrued royalties payable	22,506	50,555
Deferred revenue	7,536	4,621
Total current liabilities	120,676	221,140
Long-term liabilities:
Operating lease liability	36,413	32,759
Deferred revenue and grant funding	60,758	64,800
Contingent consideration payable	35,886	24,629
Deferred tax liability	37,370	34,616
Other long-term liabilities	1,733	2,984
Total long-term liabilities	172,160	159,788
Total liabilities	292,836	380,928
Commitments and contingencies
Shareholders' equity:
Common shares: no par value, unlimited authorized shares at December 31, 2021 and June 30, 2022: 283,257,104 and 285,052,302 shares issued and outstanding at December 31, 2021 and June 30, 2022, respectively	722,430	726,825
Additional paid-in capital	35,357	56,001
Accumulated other comprehensive income	280	576
Accumulated earnings	267,666	429,454
Total shareholders' equity	1,025,733	1,212,856
Total liabilities and shareholders' equity	$1,318,569	$1,593,784

AbCellera Biologics Inc.
Condensed Consolidated Statement of Cash Flows
(Expressed in thousands of U.S. dollars)
(Unaudited)

	Six months ended June 30,
	2021	2022
Cash flows from operating activities:
Net income	$114,898	$161,788
Cash flows from operating activities:
Depreciation of property and equipment	1,897	3,681
Amortization of intangible assets	4,930	5,213
Amortization of operating lease right-of-use assets	1,354	2,120
Stock-based compensation	13,900	24,404
Other	337	(298)
Changes in operating assets and liabilities:
Accounts and accrued research fees receivable	(28,339)	(6,963)
Accrued royalties receivable	172,768	106,583
Income taxes payable	(30,330)	52,251
Accounts payable and accrued liabilities	(3,640)	(1,882)
Deferred revenue	4,848	(2,979)
Accrued royalties payable	(3,623)	28,049
Deferred grant revenue	22,349	5,406
Other assets	(4,121)	(4,139)
Net cash provided by operating activities	267,228	373,234
Cash flows from investing activities:
Purchases of property and equipment	(40,448)	(45,817)
Purchase of marketable securities	-	(134,306)
Proceeds from marketable securities	-	145,808
Receipt of grant funding	4,520	8,098
Long-term investments and other assets	(5,034)	(11,657)
Investment in and loans to equity accounted investees	(20,510)	(15,694)
Net cash used in investing activities	(61,472)	(53,568)
Cash flows from financing activities:
Repayment of long-term debt and contingent consideration	(4,373)	(73)
Proceeds from debt and exercise of stock options	2,755	2,175
Payment of liability for in-licensing agreement	(5,000)	(4,060)
Net cash used in financing activities	(6,618)	(1,958)
Effect of exchange rate changes on cash and cash equivalents	(683)	(1,411)
Increase in cash and cash equivalents	198,455	316,297
Cash and cash equivalents and restricted cash, beginning of period	594,116	501,142
Cash and cash equivalents and restricted cash, end of period	$792,571	$817,439
Restricted cash included in other assets	-	(1,824)
Total cash, cash equivalents, and restricted cash shown in the statement of cash flows	$792,571	$815,615
Supplemental disclosure of non-cash investing and financing activities
Property, plant and equipment in accounts payable	-	2,146
Right-of-use assets obtained in exchange for operating-lease obligation	29,573	(796)